EXHIBIT 10.6

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                                   $4,000,000

                       SECURED REVOLVING CREDIT AGREEMENT

                                   Dated as of

                                November 13, 1998

                                     Between

                            ELGIN TECHNOLOGIES, INC.

                                       AND

                             HORACE T. ARDINGER, JR.

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                                TABLE OF CONTENTS

SECTION 1. DEFINITIONS; INTERPRETATION .....................................   1
    Section 1.1    Definitions .............................................   1
    Section 1.2    Interpretation ..........................................  10

SECTION 2. THE CREDIT FACILITY .............................................  10
    Section 2.1    Loans ...................................................  10
    Section 2.2    Manner of Borrowing .....................................  10
    Section 2.3    Interest Payments .......................................  10
    Section 2.4    Maturity of Loans .......................................  11
    Section 2.5    The Note ................................................  11
    Section 2.6    Optional Prepayments ....................................  12
    Section 2.7    Mandatory Prepayments ...................................  12
    Section 2.8    Revolving Commitment Reduction or Termination ...........  12

SECTION 3. PAYMENTS AND EXPENSES ...........................................  12
    Section 3.1    Place and Application of Payments .......................  12
    Section 3.2    Expenses ................................................  12

SECTION 4. CONDITIONS PRECEDENT ............................................  13
    Section 4.1 Conditions Precedent to Initial Borrowing ..................  13
    Section 4.2 Conditions Precedent to all Borrowings .....................  14

SECTION 5. REPRESENTATIONS AND WARRANTIES 15
    Section 5.1    Organization ............................................  15
    Section 5.2    Power and Authority; Validity ...........................  15
    Section 5.3    No Violation ............................................  16
    Section 5.4    Litigation ..............................................  16
    Section 5.5    Use of Proceeds; Margin Regulations .....................  16
    Section 5.6    Investment Company Act ..................................  16
    Section 5.7    Public Utility Holding Company Act ......................  16
    Section 5.8    True and Complete Disclosure ............................  16
    Section 5.9    Financial Statements ....................................  17
    Section 5.10   No Material Adverse .....................................  17
    Section 5.11   Labor Controversies .....................................  17
    Section 5.12   Taxes ...................................................  17
    Section 5.13   ERISA ...................................................  17
    Section 5.14   Consents ................................................  18
    Section 5.15   Capitalization ..........................................  18
    Section 5.16   Ownership of Property ...................................  18
    Section 5.17   Compliance with Statutes ................................  18
    Section 5.18   Environmental Matters ...................................  18
    Section 5.19   Year 2000 Compliance ....................................  19

SECTION 6. COVENANTS .......................................................  19
    Section 6.1    Existence ...............................................  20
    Section 6.2    Maintenance .............................................  20


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    Section 6.3    Taxes ...................................................  20
    Section 6.4    ERISA ...................................................  20
    Section 6.5    Insurance ...............................................  20
    Section 6.6    Financial Reports and Other Information .................  21
    Section 6.7    Lender Inspection Rights ................................  23
    Section 6.8    Conduct of Business .....................................  23
    Section 6.9    New Subsidiaries ........................................  23
    Section 6.10   Dividends; Negative Pledges .............................  23
    Section 6.11   Restrictions on Fundamental Changes .....................  24
    Section 6.12   Environmental Laws ......................................  24
    Section 6.13   Liens ...................................................  24
    Section 6.14   Indebtedness ............................................  25
    Section 6.15   Loans, Advances and Investments .........................  26
    Section 6.16   Capital Expenditures ....................................  26
    Section 6.17   Transfer of Assets ......................................  27
    Section 6.18   Transactions with Affiliates ............................  27
    Section 6.19   Compliance with Laws ....................................  27
    Section 6.20   Royalties ...............................................  27
    Section 6.21   Corporate Governance Documents ..........................  27

SECTION 7. EVENTS OF DEFAULT AND REMEDIES ..................................  27
    Section 7.1    Events of Default .......................................  27
    Section 7.2    Non-Bankruptcy Defaults .................................  30
    Section 7.3    Bankruptcy Defaults .....................................  30

SECTION 8. MISCELLANEOUS ...................................................  30
    Section 8.1    No Waiver of Rights .....................................  30
    Section 8.2    Non-Business Day ........................................  30
    Section 8.3    Documentary Taxes .......................................  30
    Section 8.4    Survival of Representations .............................  31
    Section 8.5    Setoff ..................................................  31
    Section 8.6    Notices .................................................  31
    Section 8.7    Counterparts ............................................  32
    Section 8.8    Successors and Assigns ..................................  33
    Section 8.9    Participations in Borrowings and Note; Transfers of
                   Borrowings and Note .....................................  33
    Section 8.10   Amendments ..............................................  33
    Section 8.11   Headings ................................................  33
    Section 8.12   Legal Fees, Other Costs and Indemnification .............  34
    Section 8.13   Governing Law; Submission to Jurisdiction; Waiver of
                   Jury Trial; Arbitration .................................  34
    Section 8.14   Severability ............................................  36
    Section 8.15   Effective Date ..........................................  36
    Section 8.16   Notice ..................................................  36

SCHEDULES

Schedule 5.4  -    Litigation
Schedule 5.11 -    Capitalization


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      SECURED REVOLVING CREDIT AGREEMENT, dated as of November 13, 1998, between
Elgin Technologies, Inc., a Delaware corporation (the "Borrower"), and Horace T. Ardinger, Jr. (the "Lender").

                                   WITNESSETH:

      WHEREAS, the Borrower desires to obtain a commitment from the Lender to make loans to the Borrower; and

      WHEREAS, the Lender is willing to extend such commitment to the Borrower on the terms and subject to the conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS; INTERPRETATION.

      Section 1. 1 Definitions. Unless otherwise defined herein, the following terms shall have the following meanings:

      "ACL" means American Compact Lighting, L.L.C.

      "Affiliate" means, for any Person, (i) any other Person that directly or indirectly through one or more intermediaries controls, or is under common control with, or is controlled by, such Person, and (ii) any other Person owning beneficially or controlling ten percent (10%) or more of the equity interests in such Person. As used in this definition, "control" means the power, directly or indirectly, to direct or cause the direction of management or policies of a Person (through ownership of voting securities or other equity interests, by contract or otherwise).

      "Agreement" means this Secured Revolving Credit Agreement, as amended, restated or supplemented from time to time.

      "Borrower" means Elgin Technologies, Inc., a Delaware corporation.

      "Borrowing" means any extension of credit made by the Lender by way of Loans.

      "Borrowing Base" means at any time an amount equal to the sum of (i) eighty percent (80%) of Eligible Accounts, and (ii) fifty percent (50%) of Eligible Inventory: The Borrowing Base shall be determined monthly and shall be subject to field audits and other verification at the expense of the Borrower as reasonably requested by the Lender.

      "Borrowing Base Certificate" means a certificate in form and substance satisfactory to the Lender.
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      "Borrowing Request" means a borrowing request as defined in Section 2.2.

      "Business Day" means any day other than a Saturday or Sunday on which banks are not authorized or required to close in Dallas, Texas.

      "Capital Expenditures" means, for any period, the sum, without duplication, of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, are required to be classified as capital expenditures.

      "Capitalized Lease Obligations" means, for the Borrower and its Subsidiaries, the amount of such Persons' liabilities under all leases of real or personal property (or any interest therein) which is required to be capitalized on the balance sheets of such Persons, determined in accordance with GAAP.

      "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than twelve (12) months from the date of acquisition; (ii) U.S. Dollar denominated time deposits and certificates of deposit maturing within one (1) year from the date of acquisition thereof with the Lender or any other financial institution whose short-term senior unsecured debt rating is at least A-1 from S&P or P-1 from Moody's; (iii) LIBOR denominated time deposits and certificates of deposit maturing within six (6) months from the date of acquisition thereof with the Lender or any other financial institution whose short-term senior unsecured debt rating is at least A-1 from S&P or P-1 from Moody's; (iv) commercial paper or Eurocommercial paper with a rating of at least A-1 from S&P or P-1 from Moody's, with maturities of not more than twelve (12) months from the date of acquisition; (v) repurchase obligations entered into with any financial institution whose short-term senior unsecured debt rating is at least A-1 from S&P or P-1 from Moody's, which are secured by a fully perfected security interest in any obligation of the type described in (i) above and has a market value of the time such repurchase is entered into of not less than 100% of the repurchase obligation of such Person thereunder; (vi) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve (12) months from the date of acquisition thereof or providing for the resetting of the interest rate applicable thereto not less often than annually and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; and (vii) money market funds which have at least $1,000,000,000 in assets and which invest primarily in securities of the types described in clauses (i) through (vi) above.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Collateral" means all property and assets of the Borrower and its Subsidiaries in which the Lender is granted a Lien pursuant to the terms of a Security Document.


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      "Credit Documents" means this Agreement, the Note, the Stock Pledge
Agreement, the Security Agreements, the Subsidiary Guaranties, the First Additional Warrant, the Second Additional Warrant, the Registration Rights Agreement, the First Amendment to Voting Agreement, the Borrowing Requests, the Borrowing Base Certificates and any other documents or instruments executed by any Credit Party in connection with this Agreement.

      "Credit Party" means the Borrower, the Guarantors and any other Person who from time to time is a party to a Credit Document.

      "DC&A" means D C & A Partners, Inc., a New York corporation.

      "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

       "Dollar" and "U.S. Dollar" and the sign "$" means lawful money of the United States of America.

      "e^2" means e^2 Electronics, Inc., a Delaware corporation.

      "e^2 Financing Documents" means the Financing Documents referenced in that certain Assignment and Assumption Agreement dated as of April 23, 1998, by and between DC&A and Star Bank, National Association, as heretofore amended.

      "Effective Date" means the date this Agreement becomes effective as defined in Section 8.15.

      "Eligible Accounts" means, as of the date of the determination thereof, the then aggregate outstanding unpaid balance of all accounts receivable owed to the Borrower and its Subsidiaries arising from the sale by the Borrower and its Subsidiaries of finished goods or services to account debtors which meet the Borrower's or such Subsidiary's credit standards in effect on such date and which meet all of the criteria listed below:

            (a) the account receivable of an account debtor of the Borrower or the relevant Subsidiary has not been outstanding for more than ninety (90) days after the date of invoice and the account debtor of the account receivable is not the debtor on any other account receivable owed to the Borrower or any of its Subsidiaries where the account has been outstanding for more than ninety (90) days after the date of invoice; provided that
      (i) any account receivable more than ninety (90) days past due may be included as an Eligible Account to the extent that the payment of the account receivable by the account debtor is secured by a letter of credit issued or confirmed by a financial institution reasonably acceptable to the Lender with the terms thereof matching the terms of payment of such invoice by such account debtor, or if the account receivable is not supported by such a letter of credit, the account debtor of the account receivable is insured on terms satisfactory


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      to the Lender in its sole discretion or from a list of account debtors approved by the Lender from time to time in its sole discretion and (ii) the accounts receivable of the Borrower and its Subsidiaries more than ninety (90) days past due as of the Effective Date (excluding any accounts receivable the subject of a dispute or otherwise not qualifying as Eligible Accounts pursuant to the terms of (b) through (h) below) shall be included as Eligible Accounts for a period of sixty (60) days from the Effective Date;

            (b) the account receivable was invoiced on or within thirty (30) days after the date of shipment of the finished goods covered thereby or completion of the services giving rise to such account and the account receivable is not for a progress billing or unbilled retainage;

            (c) the account receivable constitutes a valid, binding and legally enforceable obligation of the account debtor to the Borrower or the relevant Subsidiary;

            (d) the account receivable has not been sold or assigned, in whole or in part, and is not subject to any Lien other than under the Security Documents;

            (e) neither the Borrower nor any of its Subsidiaries has any notice that the account debtor of such account receivable is a debtor under any proceeding under the Bankruptcy Code or any comparable insolvency law;

            (f) the Lender at all times has a perfected first priority security interest in such account receivable;

            (g) the account debtor of the account receivable is not an Affiliate of the Borrower or a governmental entity; and

            (h) an account receivable shall not be included in the calculation of Eligible Accounts to the extent that (i) such account receivable is subject to any claimed offset, counterclaim or other defense, or the goods, the sale of which gave rise to the account receivable, have been returned, rejected, lost or damaged, or (ii) such inclusion would result in the accounts receivable in the name of the account debtor (other than receivables supported by a letter of credit issued or confirmed by a financial institution acceptable to the Lender and other account debtors approved by the Lender from time to time in its sole discretion) constituting more than twenty percent (20%) of all Eligible Accounts.

      "Eligible Inventory" means, as of the date of the determination thereof, the historical cost (net of any write-downs thereto) of all goods held for sale or to be furnished under contracts of service, including raw materials and finished goods, but excluding obsolete and slow moving inventory, owned by the Borrower or any Subsidiary and in the possession of such Person and located in the United States of America in which the Lender has a perfected first priority security


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interest and which is subject to no Lien other than under the Security
Documents, determined in accordance with GAAP.

      "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violations, investigations or proceedings relating to any Environmental Law ("Claims") or any permit issued under any Environmental Law, including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health or safety in relation to the environment.

      "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect, including any judicial or administrative order, consent, decree or judgment relating to (i) the environment, (ii) health or safety in relation to the environment or (iii) Hazardous Materials.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Event of Default" means any of the events or circumstances specified in
Section 7.1.

      "First Additional Warrant" means the Warrant for 267,000 shares of common stock of the Borrower at a strike price of $0.55 in form and substance satisfactory to the Lender, as it may be amended, restated or supplemented from time to time.

      "First Amendment to Voting Agreement" means the first amendment to the Voting Agreement in form and substance satisfactory to the Lender, as it may be amended, restated or supplemented from time to time.

      "GAAP" means generally accepted accounting principles from time to time in effect as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements, opinions and pronouncements by such other entity as may be approved by a significant segment of the U.S. accounting profession.

      "Guarantor" means each of Warren Power, Logic Labs, and any other Subsidiary of the Borrower required to become a Guarantor pursuant to Section 6.9.

      "Guaranty" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guarantying or in effect guarantying any Indebtedness, dividend or other obligation (including, without limitation, obligations in connection with sales of any property) of any other Person (the "primary


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obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation, or to purchase any property or assets constituting security therefor, primarily for the purpose of assuring the owner of such Indebtedness or obligations of the ability of the primary obligor to make payment of the Indebtedness or obligation; or (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available finds for the purchase or payment of such Indebtedness or obligation, in each case primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation; or (iii) to lease property or to purchase securities or other property or services of the primary obligor primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation; or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof.

      "Hazardous Material" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986, and shall include any substance defined as "hazardous" or "toxic" or words used in place thereof under any Environmental Law applicable to the Borrower.

      "Highest Lawful Rate" means the maximum nonusurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans or under laws applicable to the Lender, which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. Determination of the rate of interest for the purpose of determining whether the Loans are usurious under all applicable laws shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the period of the full stated term of the Loans, all interest at any time contracted for, taken, reserved, charged or received from the Borrower in connection with the Loans, as applicable.

      "Indebtedness" means, for any Person, the following obligations of such Person, without duplication: (i) obligations of such Person for borrowed money;
(ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of business and other than amounts which are being contested in good faith and for which reserves in conformity with GAAP have been provided; (iii) obligations of such Person evidenced by bonds, debentures, notes, bankers acceptances or other similar instruments of such Person or reimbursement obligations or other obligations with respect to letters of credit issued for such Person's account or letters of credit issued pursuant to such Person's application therefor; (iv) obligations of other Persons, whether or not assumed, secured by Liens upon property or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, but only to the extent of such property's fair market


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value; (v) Capitalized Lease Obligations of such Person; (vi) obligations under
Interest Rate Protection Agreements and any hedge, swap, exchange, forward, future, collar or cap arrangements, fixed price agreements or other agreements or arrangements designed to protect against fluctuations in commodity prices or currency exchange rates; and (vii) obligations of such Person pursuant to a Guaranty of any of the foregoing of another Person. For purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture to the extent such Indebtedness has recourse to such Person.

      "Initial Borrowing Date" means the date on which all conditions precedent set forth herein to the initial Borrowings are satisfied or waived in writing and the initial Borrowing hereunder occurs.

      "Interest Payment Date" means the last Business Day of each calendar month such Loan is outstanding commencing November 30, 1998.

      "Investments" has the meaning assigned to such term in Section 6.15.

      "Lender" is defined in the preamble.

      "Lien" means any interest in any property or asset in favor of a Person other than the owner of the property or asset and securing an obligation owed to such Person, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes.

      "Loan" has the meaning assigned to such term in Section 2.1.

      "Logic Labs" means Logic Laboratories, Inc., a Delaware corporation and a wholly owned Subsidiary of the Borrower.

      "Material Adverse Effect" means an effect that results in a material adverse change since September 30, 1998, in (i) the business, properties, assets, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole, or (ii) in the ability of the Borrower or the Borrower and the Guarantors, taken as a whole, to perform its Obligations under the Credit Documents to which it is a party.

      "Maturity Date" means November 12, 2000.

      "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

      "Note" means the convertible revolving promissory note of the Borrower defined in Section 2.5.


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      "Obligations" means all obligations of the Borrower and any other Credit
Party to pay fees, costs and expenses hereunder, to pay principal or interest on Loans and to pay any other obligations to the Lender arising under or in relation to any Credit Document.

      "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

      "Permitted Business" means any business described in Section 6.8.

      "Permitted Liens" means the Liens described in Section 6.13.

      "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

      "Plan" means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i) maintained by the Borrower or any of its Subsidiaries or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which any of such entities is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made or had an obligation to make contributions.

      "Registration Rights Agreement" means the Registration Rights Agreement by and between the Borrower and the Lender dated as of November 13, 1998, as it may be amended, restated or supplemented from time to time.

      "Revolving Commitment" means the Lender's obligations to make Loans.

      "Revolving Commitment Amount" means an amount equal to $4,000,000 minus the aggregate principal amount of Loans converted to common stock of the Borrower pursuant to the terms and conditions of the Note, if any, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

      "Revolving Commitment Termination Date" means the earliest of (i) the Maturity Date, (ii) the date on which the Revolving Commitment Amount has been reduced to zero, or (iii) the occurrence of any Event of Default described in Sections 7.1(f) or (g) or the occurrence and continuance of any other Event of Default and the giving of written notice by the Lender to the Borrower pursuant to Section 7.2 that the Revolving Commitment has been terminated.

      "Revolving Line of Credit" has the meaning assigned to such term in
Section 2.1.

      "Royalty Agreement" means that certain Assumption, Payment Agreement and Amended and Restated Royalty Agreement dated as of January 25, 1996, by and among Smallwood and ACL, as amended by that certain Amendment to Royalty Agreement dated as of April 15, 1998, by and between Smallwood and Logic Labs.

      "S&P" means Standard & Poor's Rating Group or any successor thereto.


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      "Second Additional Warrant" means the Warrant for 267,000 shares of common stock of the Borrower at a strike price of $0.55 in substantially the form of the First Additional Warrant, as it may be amended, restated or supplemented from time to time.

      "Security Agreements" means the Security Agreements and Financing Statements in form and substance satisfactory to the Lender executed by each of the Borrower and the Guarantors, as they may be amended, restated or supplemented from time to time.

      "Security Documents" means the Stock Pledge Agreement, the Security Agreements and all other security agreements, mortgages and like agreements or instruments delivered by the Borrower or any Guarantor granting a Lien in any of such Person's property or assets to the Lender to secure the Obligations, as they may be amended, restated or supplemented from time to time.

      "Smallwood" means Robert C. Smallwood.

      "Stock Pledge Agreement" means the Stock Pledge Agreement executed by the Borrower in form and substance satisfactory to the Lender executed by the Borrower, as it may be amended, restated or supplemented from time to time.

      "Subsidiary" means, for any Person, any corporation or other entity of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the board of directors of such corporation, any managers of such limited liability company or similar governing body (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, as applicable; provided that e^2 shall not be considered a Subsidiary of the Borrower for purposes of this Agreement.

      "Subsidiary Guaranty" means the Subsidiary Guaranty executed by each Subsidiaries of the Borrower in form and substance satisfactory to the Lender, as they may be amended, restated or supplemented from time to time.

      "Taxes" has the meaning assigned to such term in Section 5.12.

      "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower or any of its Subsidiaries to the PBGC or such Plan.

      "Voting Agreement" means the Voting Agreement dated as of April 1, 1998, by and among the Borrower, Mason Cabot Holdings, Inc., Primo Ianieri, Peter Bordes and the Borrower.

      "Warren Power" means Warren Power Systems, Inc., a Delaware corporation and a wholly owned Subsidiary of the Borrower.


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      Section 1.2 Interpretation. The foregoing definitions shall be equally applicable to the singular and plural forms of the terms defined. All references to times of day in this Agreement shall be references to Dallas, Texas time unless otherwise specifically provided.

SECTION 2. THE CREDIT FACILITY.

      Section 2.1 Loans. Subject to the terms and conditions hereof, the Lender agrees to make one or more loans (each, a "Loan") to the Borrower on a revolving basis from time to time before the Revolving Commitment Termination Date in an aggregate amount not to exceed at any time outstanding an amount equal to the Revolving Commitment Amount, subject to any reductions of such commitment pursuant to the terms of this Agreement (the "Revolving Line of Credit"); provided that the Lender shall have no obligation to make a Loan if, after the making of such Loan, the outstanding principal amount of Loans would thereby exceed the lesser of (i) the Revolving Commitment Amount then in effect, or (ii) the Borrowing Base. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow under the Revolving Line of Credit.

      Section 2.2 Manner of Borrowing. The Borrower shall give notice to the Lender by no later than 9:00 a.m. on the date the Borrower requests the Lender to advance a Borrowing of Loans pursuant to a duly executed Borrowing Request (a "Borrowing Request") in form and substance satisfactory to the Lender. Not later than 1:30 p.m. on the date of any requested advance of a new Borrowing of a Loan, the Lender, subject to all other provisions hereof, shall make available its Loan in funds immediately available in Dallas, Texas for the benefit of the Borrower. Each Borrowing shall be in a minimum amount of not less than $50,000.

Section 2.3 Interest Payments.

            (a) Interest Rate. Each Loan shall bear interest (computed on the basis of a 365/366-day year and actual days elapsed, excluding the date of repayment) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) a fixed rate of ten percent (10%) per annum, payable in arrears on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise).

            (b) Default Rate. If any payment of principal and/or interest on any Loan is not made or paid when due (whether by acceleration or otherwise), such Loan and/or interest thereon shall bear interest (computed on the basis of a 365/366-day year and actual days elapsed) from the date such payment was due until such principal and/or interest then due is paid in full, payable on demand, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the sum of fifteen percent (15%) per annum.

            (c) Usury Savings Clause. It is the intention of the Lender to conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or the Loans would be usurious as to the Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to the Lender notwithstanding the other provisions of this Agreement, the Note or any other Credit Document), then, in that event, notwithstanding anything to the contrary in this Agreement, the Note or any other Credit Document, it is agreed as follows:
      (i) the aggregate of all consideration which constitutes interest under laws applicable to the Lender that is contracted for, taken, reserved, charged or received by the Lender under this Agreement, the Note or any other Credit Document or otherwise shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be credited by the Lender on the principal amount of the Note (or, if the principal amount of the Note shall have been paid in full, refunded by the Lender to the Borrower);
      (ii) in the event that the maturity of the Note is accelerated by reason of an election of the holder or holders thereof resulting from any Event of Default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under laws applicable to the Lender may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Agreement, the Note any other Credit Document or otherwise shall be automatically canceled by the Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Note (or if the principal amount of the Note shall have been paid in full, refunded by the Lender to the Borrower); and
      (iii) if at any time the interest provided under this Agreement, the Note or any other Credit Document, together with any other fees payable pursuant to this Agreement, the Note or any other Credit Document and deemed interest under applicable law, exceeds the amount that would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to the Lender hereunder and thereunder shall be limited to the amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions shall not reduce the interest to accrue to the Lender hereunder and thereunder below the Highest Lawful Rate until the total amount of interest accrued pursuant hereto and thereto and such fees deemed to be interest equals the amount of interest which would have accrued to the Lender if a varying rate per annum equal to the interest hereunder had at all times been in effect plus the amount of fees which would have been received but for the effect hereof; and in each case, to the extent permitted by applicable law, the Lender shall not be subject to any of the penalties provided by law for contracting for, taking, reserving, charging or receiving interest in excess of the Highest Lawful Rate. The Lender hereby elects to determine the applicable rate ceiling under Chapter lD of Article 5069 of the Texas Credit Title Act, Title 79, Texas Revised Civil Statutes by the weekly rate ceiling from time to time in effect, subject to the Lender's right subsequently to change such method in accordance with applicable law. The provisions of Chapter 346 of Tex. Finance Code Ann. (Vernon 1998), regulating certain revolving credit accounts shall not apply to this Agreement or the Note.

      Section 2.4 Maturity of Loans. All outstanding Loans shall mature and become due and payable, together with all accrued and unpaid interest thereon, on the Maturity Date.

      Section 2.5 The Note. The Loans shall be evidenced by a convertible revolving promissory note of the Borrower payable to the Lender in form and substance satisfactory to the Lender (such promissory note, together with any replacements thereof, the "Note"). The holder of the Note shall record on its books and records or on a schedule to the Note the amount of each Loan outstanding from him to the Borrower, all payments of principal and interest and the principal balance from time to time outstanding thereon. Such record, whether shown on the books and records of a holder of the Note or on a schedule to the Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any holder to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans outstanding to it hereunder, together with accrued interest thereon.

      Section 2.6 Optional Prepayments. The Borrower shall have the privilege of prepaying the Loans, subject to the Lender's right to convert the Note as provided in the Note, without premium or penalty in whole or in part upon five
(5) Business Days' prior written notice to the Lender. Any optional prepayments of principal shall be accompanied by accrued and unpaid interest thereon to the date of any such prepayment.

      Section 2.7 Mandatory Prepayments. If the aggregate principal amount of outstanding Loans shall at any time for any reason exceed the lesser of the Revolving Commitment Amount then in effect or the Borrowing Base, the Borrower shall, (i) immediately and without notice or demand if such outstandings exceed the Revolving Commitment Amount then in effect, or (ii) within two (2) Business Days if such outstandings exceed the Borrowing Base but do not exceed the Revolving Commitment Amount then in effect, pay the amount of such excess to the Lender as a prepayment of the Loans. Immediately upon determining the need to make any such prepayment, the Borrower shall notify the Lender of such required prepayment. Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid.

      Section 2.8 Revolving Commitment Reduction or Termination. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days' prior and irrevocable written notice to the Lender, to terminate or reduce the Revolving Commitment without premium or penalty, in whole or in part; provided that the Revolving Commitment may not be reduced to an amount less than the sum of the aggregate principal amount of outstanding Loans. Any termination of the Revolving Commitment pursuant to this Section 2.8 is permanent and may not be reinstated.

SECTION 3. PAYMENTS AND EXPENSES.

      Section 3.1 Place and Application of Payments. All payments of principal of and interest on the Loans and all other amounts payable by the Borrower under the Credit Documents shall be made by the Borrower to the Lender by no later than 1:30 p.m. on the due date thereof at the office of the Lender in Dallas, Texas (or such other location as the Lender may designate to the Borrower). Any payments received by the Lender from the Borrower after 1:30 p.m. shall be deemed to have been received on the next Business Day.

      Section 3.2 Expenses. The Borrower shall pay to the Lender on or before the Effective Date his expenses and costs relating to this Agreement and the transactions contemplated hereby, including the fees and out-of-pocket costs of his special counsel.

SECTION 4. CONDITIONS PRECEDENT.

      Section 4.1 Conditions Precedent to Initial Borrowing. The obligation of the Lender to advance the initial Loans hereunder on the Initial Borrowing Date is subject to the following conditions precedent, all in form and substance satisfactory to the Lender:

            (a) The Lender shall have received:

                  (i) Note. The duly executed Note of the Borrower;

                  (ii) Subsidiary Guaranties. The duly executed Subsidiary Guaranty of each of the Guarantors;

                  (iii) Security Agreements. The duly executed Security Agreement of each of the Borrower and the Guarantors, together with UCC-1 Financing Statements and appropriate filings with respect to the patents referenced therein;

                  (iv) Stock Pledge Agreement. The duly executed Stock Pledge Agreement of the Borrower, together with the stock certificates referenced therein and undated stock powers with respect thereto;

                  (v) First Additional Warrant. The duly executed First Additional Warrant;

                  (vi) Registration Rights Agreement. The duly executed Registration Rights Agreement;

                  (vii) First Amendment to Voting Agreement. The duly executed First Amendment to Voting Agreement executed by all parties thereto other than Primo Ilanieri whose signature must be obtained by December 13, 1998;

                  (viii) Certificate of Officers of Borrower and Guarantors. A certificate of an officer of each of the Borrower and the Guarantors containing specimen signatures of the persons authorized to execute Credit Documents on such Person's behalf or any other documents provided for herein, together with (x) copies of resolutions of the Board of Directors of such Person authorizing the execution and delivery of the Credit Documents and of all other legal documents or proceedings taken by such Person in connection with the execution and delivery of the Credit Documents, (y) copies of such Person's Certificate of Incorporation, certified by the Secretary of State of such Person's jurisdiction of organization, and Bylaws and (z) a certificate of existence and good standing from the appropriate governing agency of such Person's jurisdiction of organization and of all jurisdictions where such Person is authorized to do business:

                  (ix) Financial Condition Certificate. A certificate of the chief financial officer of the Borrower with respect to the financial condition of the Borrower and the Guarantors;

                  (x) Lien Searches. The results of recent lien searches and Uniform Commercial Code searches showing no Liens on any of the property or assets of any of the Borrower or the Guarantors other than Permitted Liens, or evidence that any such Liens other than Permitted Liens have been terminated or will be terminated concurrently with the Initial Borrowing Date, including, without limitation, the termination of any Lien of Connie Smallwood or of DC&A against any assets of the Borrower or any of its Subsidiaries (it being acknowledged by the Lender that DC&A will still hold Liens against certain assets of e^2);

                  (xi) Forgiveness of Indebtedness by DC&A. The forgiveness by DC&A of all Indebtedness owed by Warren Power to it pursuant to the e^2 Financing Documents (it being acknowledged by the Lender that e^2 shall still owe DC&A Indebtedness pursuant thereto);

                  (xii) Legal Opinion. An opinion letter of Lev, Berlin & Dale, P.C., legal counsel to the Borrower and the Guarantors;

                  (xiii) Other Documents. Such other documents as the Lender may reasonably request.

            (b) All other legal matters incidence to the execution and delivery of the Credit Documents shall be satisfactory to the Lender.

      Section 4.2 Conditions Precedent to all Borrowings. In the case of each advance of a Borrowing hereunder:

            (a) Borrowing Request. The Lender shall have received a Borrowing Request;

            (b) Representations and Warranties True and Correct. Each of the representations and warranties of the Credit Parties set forth herein and in the Credit Documents shall be true and correct in all material respects as of the time of such new Borrowing, except as a result of the transactions expressly permitted hereunder or thereunder and except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date;

            (c) No Default. No Default or Event of Default shall have occurred and be continuing or would occur as a result of such Borrowing;

            (d) New Litigation and Changes in Pending Litigation. No litigation (including, without limitation, derivative or injunctive actions), arbitration proceedings or governmental proceedings shall be pending or known to be threatened against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; and no material development (whether or not disclosed) shall have occurred in any litigation (including, without limitation, derivative or injunctive actions), arbitration proceedings or governmental proceedings so disclosed, which could reasonably be expected to have a Material Adverse Effect;

            (e) Laws. The Borrowings to be made by the Borrower shall not result in any of the Borrower or the Lender being in non-compliance with or in violation of law and shall not be prohibited by any other legal requirement imposed by the laws of Texas or the United States of America or any other laws, and shall not otherwise subject the Lender to a penalty or other onerous conditions under or pursuant to any legal requirement;

            (f) No Material Adverse Effect. There has occurred no event or effect that has had or could reasonably be expected to have a Material Adverse Effect; and

            (g) Second Additional Warrant. The Lender shall have received the duly executed Second Additional Warrant if the requested Borrowing, together with the aggregate principal amount of all Loans then outstanding plus all Loans converted to common stock of the Borrower pursuant to the terms and conditions of the Note, shall equal or exceed $2,000,000.

Each request for the advance of a Borrowing shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing that all conditions precedent to such Borrowing have been satisfied or fulfilled unless the Borrower gives to the Lender written notice to the contrary, in which case the Lender shall not be required to fund such advances unless the Lender shall have previously waived in writing such non-compliance.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

      The Borrower represents and warrants to the Lender as follows:

      Section 5.1 Organization.

            (a) The Borrower and each of its Subsidiaries (i) is a duly incorporated and existing corporation (or other Person) in good standing under the laws of the jurisdiction of its organization; (ii) has all necessary corporate power (or comparable power, in the case of a Subsidiary that is not a corporation) to own the property and assets it uses in its business and otherwise to carry on its business as presently conducted; and (iii) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary.

            (b) As of the Effective Date, the Borrower has no Subsidiaries other than the Guarantors and e^2, and the Borrower owns one hundred percent (100%) of each outstanding class of capital stock of each of the Guarantors and e^2. Communication Service Company is a division of Warren Power Systems, Inc.

      Section 5.2 Power and Authority; Validity. Each of the Borrower and its Subsidiaries has the corporate (or comparable power, in the case of a Subsidiary that is not a corporation) power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or comparable action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each of the Borrower and its Subsidiaries has duly executed and delivered each such Credit Document and each such Credit Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether in a proceeding in equity or at law.

      Section 5.3 No Violation. Neither the execution, delivery nor performance by the Borrower or any of its Subsidiaries of the Credit Documents to which it is a party nor compliance by any of such Persons with the terms and provisions thereof, nor the consummation by it of the transactions contemplated herein or therein, will (i) contravene any applicable provision of any law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality; (ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under or result in the creation or imposition of (or the obligation to create or impose) any Lien other than any Permitted Lien upon any of the property or assets of the Borrower or its Subsidiaries under the terms of any contractual obligation to which the Borrower or any of its Subsidiaries is a party or by which it or any of its properties or assets are bound or to which it may be subject; or (iii) violate or conflict with any provision of the Certificate of Incorporation, Bylaws or other governance documents of such Person.

      Section 5.4 Litigation. There are no lawsuits (including, without limitation, derivative or injunctive actions), arbitration proceedings or governmental proceedings pending or threatened, involving the Borrower or any of its Subsidiaries except as listed in Schedule 5.4.

      Section 5.5 Use of Proceeds: Margin Regulations. The proceeds of the Loans may only be used to provide working capital. Neither the Borrower nor any of its Subsidiaries are engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds of any Loan will be used to purchase or carry any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System), to extend credit for the purpose of purchasing or carrying any "margin stock," or for a purpose which violates Regulations T, U or X of the Board of Governors of the Federal Reserve System.

      Section 5.6 Investment Company Act. Neither the Borrower nor any of its Subsidiaries nor e^2 is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      Section 5.7 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries nor e^2 is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      Section 5.8 True and Complete Disclosure. All factual information (not including estimates, pro forma financial information and other projections) heretofore or contemporaneously furnished by the Borrower or any of its Subsidiaries in writing to the Lender in connection with any Credit Document or any transaction contemplated therein, and all other such factual information hereafter furnished by any such Persons in writing to the Lender in connection herewith, any of the other Credit Documents or the Loans, is or will be true and accurate in all material respects, taken as a whole, on the date of such information and not incomplete by omitting to state any material fact necessary to make the information therein not misleading at such time in light of the circumstances under which such information, taken as a whole, was provided. All estimates, pro forma financial information and other projections furnished by the Borrower or any of its Subsidiaries in writing to the Lender in connection with any Credit Document or any transaction contemplated therein, were prepared by the Borrower in good faith based upon assumptions believed by the Borrower to be reasonable at the time such information was prepared, it being recognized by the Lender that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein.

      Section 5.9 Financial Statements. The financial statements heretofore delivered to the Lender for the Borrower's fiscal quarter ending September 30, 1998, were prepared on a consolidated basis in accordance with GAAP, and such financial statements, together with the related notes and schedules, fairly presents the financial position of the Borrower, its Subsidiaries, and e^2 as of the date thereof and the results of operations for the period covered thereby, subject to normal year-end adjustments and omission of certain footnotes. The Borrower and its Subsidiaries have no material contingent liabilities or Indebtedness other than those disclosed in such financial statements.

      Section 5.10 No Material Adverse Effect. From September 30, 1998, there has occurred no event or effect that has had, or to the best knowledge of the Borrower could reasonably be expected to have, a Material Adverse Effect.

      Section 5.11 Labor Controversies. There are no labor strikes, lock-outs, slow downs, work stoppages or similar events pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries.

      Section 5.12 Taxes. The Borrower and its Subsidiaries have filed all federal tax returns and all other material tax returns required to be filed, and have paid all governmental taxes, rates, assessments, fees, charges and levies (collectively, "Taxes"), except such Taxes, if any, as are being contested in good faith and for which reserves have been provided in accordance with GAAP, and no tax liens have been filed and no claims are being asserted for Taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries for Taxes and other governmental charges have been determined in accordance with GAAP.

      Section 5.13 ERISA. With respect to each Plan, the Borrower and its Subsidiaries have fulfilled their obligations under the minimum funding standards of, and are in compliance in all material respects with, ERISA and with the Code to the extent applicable to it, and have not incurred any liability under Title IV of ERISA to the PBGC or a Plan other than a liability to the PBGC for premiums under Section 4007 of ERISA, and neither the Borrower nor any of its Subsidiaries has any contingent liability with respect to any post-retirement benefits under a welfare plan as defined in ERISA other than liability for continuation coverage described in Part 6 of Title I of ERISA, in each case except where such liability could not reasonably be expected to have a Material Adverse Effect.

      Section 5.14 Consents. All consents and approvals of, and filings and registrations with, and all other actions of, all governmental agencies, authorities or instrumentalities required to consummate the Borrowings hereunder, on the date of each such Borrowing, have been obtained or made and are or will be in full force and effect.

      Section 5.15 Capitalization. All outstanding shares of the Borrower and its Subsidiaries have been duly and validly issued, are fully paid and nonassessable, and neither the Borrower nor any of its Subsidiaries nor e^2 has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except as listed in Schedule 5.15. Schedule 5.15 accurately sets forth the capitalization of the Borrower as of the Effective Date. The Borrower will use its best efforts to (i) make any necessary filings under the Securities Exchange Act of 1934, as amended, such that it shall become eligible to file a Form S-3 under the Securities Act of 1933, or (ii) file a registration statement under the Securities Act of 1933, as amended, in either case, as soon as practicable.

      Section 5.16 Ownership of Property. The Borrower and its Subsidiaries have good title to or a valid leasehold interest in all of its property except to the extent, in the aggregate, no Material Adverse Effect could reasonably be expected to result from the failure to have such title or interest, subject to no Liens except Permitted Liens. The Borrower and its Subsidiaries own or hold valid licenses to use all the material patents, trademarks, permits, service marks and trade names, free of any burdensome restrictions, that are necessary to the operation of the business of the Borrower and its Subsidiaries as presently conducted.

      Section 5.17 Compliance with Statutes. The Borrower and its Subsidiaries are in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies and have all necessary permits, licenses and other necessary authorizations with respect to the conduct of their businesses and the ownership and operation of their properties.

      Section 5.18 Environmental Matters.

            (a) The Borrower and its Subsidiaries have complied with, and on the date of each Borrowing will be in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws except where failure to so comply could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, there are no pending, past or threatened Environmental Claims against the Borrower or any of its Subsidiaries or any property owned or operated by the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, there are no conditions or occurrences on or emanating from any property owned or operated by the Borrower or any of its Subsidiaries or on any property adjoining or in the vicinity of any such property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any property owned or operated by the Borrower or any of its Subsidiaries; or (ii) to cause any property owned or operated by the Borrower or any of its Subsidiaries to be subject to any material restrictions on the ownership, occupancy, the current or intended use or transferability of such property by the Borrower or any of its Subsidiaries under any applicable Environmental Law except for any such condition or occurrence described in clauses (i) or (ii) which could not reasonably be expected to have a Material Adverse Effect.

            (b) To the best knowledge of the Borrower (i) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any property owned or operated by the Borrower or any of its Subsidiaries in a manner that has violated or could reasonably be expected to violate any Environmental Law, except for such violation which could not reasonably be expected to have a Material Adverse Effect; and (ii) Hazardous Materials have not at any time been released on or from any property owned or operated by the Borrower or any of its Subsidiaries in a matter that has violated or could reasonably be expected to violate any Environmental Law, except for such violation which could not reasonably be expected to have a Material Adverse Effect.

      Section 5.19 Year 2000 Compliance. All devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally its "systems") necessary for the Borrower and its Subsidiaries to carry on their business as presently contemplated to be conducted will be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of their business operations. For purposes hereof, "Year 2000 Compliant" means that such systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. The Borrower and its Subsidiaries will (i) undertake a detailed inventory, review, and assessment of all areas within their businesses and operations that could be adversely affected by the failure of the Borrower and its Subsidiaries to be Year 2000 Compliant on a timely basis; and (ii) develop a detailed plan and timeline for becoming Year 2000 Compliant on a timely basis. The Borrower will, as soon as reasonably practicable, make written inquiry of each of its and its Subsidiaries' key suppliers, vendors, and customers, and will obtain in writing confirmations from all such Persons, as to whether such Persons have initiated programs to become Year 2000 Compliant. For purposes hereof, "key suppliers, vendors, and customers" refers to those suppliers, vendors, and customers of the Borrower and its Subsidiaries whose business failure could reasonably be expected to have a Material Adverse Effect. The fair market value of all Collateral pledged to the Lender as collateral to secure the Loans is not and shall not be less than currently anticipated or subject to substantial deterioration in value because of the failure of such Collateral to be Year 2000 Compliant.

SECTION 6. COVENANTS.

      The Borrower covenants and agrees that, so long as the Note or any other Obligation is outstanding or the Revolving Commitment is outstanding hereunder:

      Section 6.1 Existence. The Borrower and its Subsidiaries will preserve and maintain their existence except (i) for the dissolution of any Subsidiaries whose assets are transferred to the Borrower or any of its Subsidiaries, and
(ii) as otherwise expressly permitted herein.

      Section 6.2 Maintenance. The Borrower and its Subsidiaries will maintain, preserve and keep their material plants, properties and equipment necessary to the proper conduct of their businesses in reasonably good repair, working order and condition (normal wear and tear excepted) and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto consistent with usual and customary business practices so that at all times such plants, properties and equipment are reasonably preserved and maintained, in each case with such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this Section 6.2 shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation or maintenance of any such plants, properties or equipment if such discontinuance is, in the judgment of the Borrower or any such Subsidiary, as applicable, desirable in the conduct of its business and not materially disadvantageous to the Lender.

      Section 6.3 Taxes. The Borrower and its Subsidiaries will duly pay and discharge all Taxes upon or against them or their properties before penalties accrue thereon, unless and to the extent that the same is being contested in good faith and by appropriate proceedings and reserves have been established in conformity with GAAP.

      Section 6.4 ERISA. The Borrower and its Subsidiaries will promptly pay and discharge all obligations and liabilities arising under ERISA or otherwise with respect to each Plan of a character which if unpaid or unperformed might result in the imposition of a material Lien against any properties or assets of the Borrower or any of its Subsidiaries and will promptly notify the Lender of (i) the occurrence of any reportable event (as defined in ERISA) relating to a Plan other than any such event with respect to which the PBGC has waived notice by regulation; (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor; (iii) the Borrower's or any of its Subsidiary's intention to terminate or withdraw from any Plan if such termination or withdrawal would result in liability under Title IV of ERISA; and (iv) the occurrence of any event that could reasonably be expected to result in the incurrence of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any of its Subsidiaries, in connection with any post-retirement benefit under a welfare plan benefit (as defined in ERISA).

      Section 6.5 Insurance. The Borrower and its Subsidiaries will maintain or cause to be maintained with responsible insurance companies, insurance against any loss or damage to all material insurable property and assets owned by them, such insurance to be of a character and in or in excess of such amounts as are customarily maintained by well-insured companies similarly situated and operating like property or assets (subject to self-insured retentions and deductibles acceptable to the Lender in its sole discretion), all of which policies shall provide that no policy shall terminate without at least thirty
(30) days' advance written notice to the Lender, shall name the Lender as named assured and loss payee and be reasonably acceptable to the Lender. The Borrower and each of its Subsidiaries will also insure employers' and public and product liability risks with responsible insurance companies (naming the Lender as an additional assured), all as reasonably acceptable to the Lender.

      Section 6.6 Financial Reports and Other Information.

            (a) The Borrower and its Subsidiaries will maintain a system of accounting in such manner as will enable preparation of financial statements in accordance with GAAP and will furnish to the Lender and his authorized representatives such information about the business and financial condition of the Borrower and its Subsidiaries as the Lender may reasonably request, including, without limitation, any corporate documents and records, within such time period as the Lender may reasonably request; and, without any request, will furnish to the Lender:

                  (i) within thirty (30) days after the end of each fiscal month of each fiscal year of the Borrower, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal month and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal month and for the portion of the fiscal year ended with the last day of such fiscal month, all of which shall be in reasonable detail and certified by an officer of the Borrower acceptable to the Lender that such financial reports fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated and that they have been prepared in accordance with GAAP, in each case, subject to normal year-end audit adjustments and the omission of footnotes; and

                  (ii) within ninety (90) days after the end of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal year and setting forth consolidated comparative figures for the preceding fiscal year, all of which shall be in reasonable detail and certified by an officer of the Borrower acceptable to the Lender that such financial statements fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated and that they have been prepared in accordance with GAAP, and audited with an unqualified opinion by an independent nationally-recognized accounting firm acceptable to the Lender.

            (b) Each financial statement furnished to the Lender pursuant to subsection (i) of Section 6.6(a) shall be accompanied by (i) a written certificate signed by an officer of the Borrower acceptable to the Lender to the effect that (x) no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same, and (y) the representations and warranties contained herein are true and correct in all material respects as though made on the date of such certificate; and (ii) a Borrowing Base Certificate, together with an aged accounts receivable and accounts payable listing.

            (c) Promptly upon receipt thereof, the Borrower will provide the Lender with a copy of each report or "management letter" submitted to the Borrower or any of its Subsidiaries by its independent accountants or auditors in connection with any annual, interim or special audit made by them of the books and records of the Borrower or any of its Subsidiaries.

            (d) Promptly after obtaining knowledge of any of the following, the Borrower will provide the Lender with written notice in reasonable detail of: (i) any pending or threatened material Environmental Claim against the Borrower or any of its Subsidiaries or any property owned or operated by the Borrower or any of its Subsidiaries; (ii) any condition or occurrence on any property owned or operated by the Borrower or any of its Subsidiaries that results in material noncompliance by the Borrower or any of its Subsidiaries with any Environmental Law; and (iii) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any property owned or operated by the Borrower or any of its Subsidiaries.

            (e) The Borrower will promptly and in any event, within two (2) days, give written notice to the Lender of: (i) any pending or threatened litigation or proceeding against the Borrower or any of its Subsidiaries asserting any uninsured claim or claims against any of same in excess of $25,000 in the aggregate; (ii) the occurrence of any Default or Event of Default; and (iii) any circumstance that could reasonably be expected to have a Material Adverse Effect.

            (f) Within five (5) days after the sending thereof, the Borrower will provide the Lender with copies of all financial statements or projections, documents and other communications that the Borrower sends to its stockholders generally.

            (g) The Borrower and its Subsidiaries will maintain a fiscal year ending December 31.

            (h) The Borrower will (i) furnish such additional information, statements and other reports with respect to the Borrower's compliance (and its approach to and progress towards achieving compliance) with
      Section 5.19 as the Lender may request from time to time; (ii) in the event of any change in circumstances that causes or will likely cause any of the Borrower's representations and warranties set forth in Section 5.19, to no longer be true, the Borrower shall promptly, and in any event within ten (10) days of receipt of information regarding a change in circumstances, provide the Lender with written notice that describes in reasonable detail the change in circumstances and any additional information the Lender requests of the Borrower in connection therewith; and (iii) give any representative of the Lender access during all business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of the Borrower and its Subsidiaries and relating to their affairs, and to inspect any of the properties and systems of the Borrower and its Subsidiaries, and to project test its systems to determine if they are Year 2000 Compliant in an integrated environment, all at the sole cost and expense of the Borrower.

      Section 6.7 Lender Inspection Rights. Upon reasonable notice from the Lender, the Borrower will permit the Lender (and such Persons as the Lender may reasonably designate), at the Borrower's expense during normal business hours following reasonable notice to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine all of their books and records, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision, the Borrower authorizes such accountants to discuss with the Lender, and such Persons as the Lender may designate, the affairs, finances and accounts of the Borrower and its Subsidiaries, all at such reasonable times and as often as may be reasonably requested.

      Section 6.8 Conduct of Business. The Borrower and its Subsidiaries will not engage in any line of business other than the existing lines of business of the Borrower and its Subsidiaries or businesses reasonably related thereto (each, a "Permitted Business").

      Section 6.9 New Subsidiaries. The Borrower shall cause any direct or indirect Subsidiary which is formed or acquired after the Effective Date to become a Guarantor with respect to, and jointly and severally liable with all other Guarantors for, all of the Obligations under this Agreement and the Note pursuant to a Subsidiary Guaranty. In addition, each such new Subsidiary shall grant a Lien upon all of its property and assets pursuant to a Security Agreement, and if applicable, a Stock Pledge Agreement, and shall execute and deliver to the Lender UCC-1 financing statements with respect thereto and such other documentation as reasonably requested by the Lender to perfect its Lien upon such property and assets. All such documents shall be executed and delivered within fifteen (15) days of the formation or acquisition of such new Subsidiary.

      Section 6.10 Dividends; Negative Pledges.

            (a) The Borrower shall not pay or make any dividends or other distributions on its capital stock or set aside funds for any such purpose. The Borrower shall not redeem, purchase or otherwise acquire any shares of its capital stock.

            (b) Except as otherwise permitted herein, neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, create or otherwise permit to exist or become effective any restriction on the ability of any Subsidiary of the Borrower to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or to pay any Indebtedness owed to the Borrower; or (ii) make loans or advances to the Borrower or any of its Subsidiaries, except in either case for restrictions existing under or by reason of applicable law, this Agreement and the other Credit Documents. Neither the Borrower nor any of its Subsidiaries shall enter into any agreement other than this Agreement and the Credit Documents prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired or prohibiting or restricting the ability of the Borrower or any of its Subsidiaries to amend or otherwise modify this Agreement or any Credit Document.

      Section 6.11 Restrictions on Fundamental Changes. Neither the Borrower nor any of its Subsidiaries shall be a party to any merger into or consolidation with, make an acquisition or otherwise purchase or acquire all or substantially all of the assets or stock of, any other Person, or sell all or substantially all of its assets or stock, except the Borrower may purchase or otherwise acquire all or substantially all of the stock or assets of, or otherwise acquire by merger or consolidation, any of its Subsidiaries, and any such Subsidiary may merge into, or consolidate with, or purchase or otherwise acquire all or substantially all of the assets or stock of or sell all or substantially all of its assets or stock to, any other Subsidiary of the Borrower or the Borrower, in each case so long as the Borrower shall be the surviving entity to any such merger or consolidation if the transaction is with the Borrower. Except as otherwise permitted in this Section 6.11, the Borrower shall not sell or dispose of any capital stock of or its ownership interest in any of the Guarantors or any other Subsidiaries which it may form or acquire.

      Section 6.12 Environmental Laws. The Borrower and its Subsidiaries shall comply in all respects with all Environmental Laws (including, without limitation, obtaining and maintaining all necessary permits, licenses and other necessary authorizations) applicable to or affecting the properties or business operations of the Borrower or any of its Subsidiaries.

      Section 6.13 Liens. The Borrower and its Subsidiaries shall not create, incur, assume or suffer to exist any Lien of any kind on any of their properties or assets of any kind except the following (collectively, the "Permitted Liens"):

            (a) Liens arising in the ordinary course of business by operation of law in connection with workers' compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits, pledges or other Liens in connection with (or to obtain letters of credit in connection with) bids, performance bonds, contracts or leases to which the Borrower or its Subsidiaries are a party or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not for Indebtedness and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

            (b) mechanics', workmen, materialmen, landlords', carriers' or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) related to obligations not due or, if due, that are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

            (c) inchoate Liens under ERISA and Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

            (d) Liens arising out of judgments or awards against the Borrower or any of its Subsidiaries, or in connection with surety or appeal bonds or the like in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or for which the Borrower or such Subsidiary shall be prosecuting on appeal or proceeding for review and for which it shall have obtained a stay of execution or the like pending such appeal or proceeding for review; provided that the aggregate amount of uninsured or underinsured liabilities (including interest, costs, fees and penalties, if any) of the Borrower and its Subsidiaries secured by such Liens shall not exceed $25,000 at any one time outstanding and provided further there is adequate assurance, in the sole discretion of the Lender, that the insurance proceeds attributable thereto shall be paid promptly upon the expiry of such time period or resolution of such proceeding if necessary to remove such Liens;

            (e) rights of a common owner of any interest in property held by a Person and such common owner as tenants in common or through other common ownership;

            (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property or rights-of-way of a Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines, removal of gas, oil, coal, metals, steam, minerals, timber or other natural resources, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities or equipment, or defects, irregularity and deficiencies in title of any property or rights-of-way which do not materially diminish the value of or the ability to use such property;

            (g) financing statements filed by lessors of property (but only with respect to the property so leased) and Liens under any conditional sale or title retention agreements entered into in the ordinary course of business;

            (h) Liens securing Indebtedness permitted by Section 6.14(c) on any assets acquired; and

            (i) any existing Liens of W. Gary Price and Timothy E. Walsh against certain patents of Logic Labs, which must be released in full on or before January 13, 1999;

            (j) any existing Liens of Smallwood and ACL against certain patents of Logic Labs, all of which expire (including, without limitation, any reversionary interest therein) on December 3 1, 1999, assuming compliance by the Borrower with the Royalty Agreement; and

            (k) the existing Lien of BankBoston, N.A. against a certificate of deposit of the Borrower in the approximate amount of $22,000.

      Section 6. 14 Indebtedness. The Borrower and its Subsidiaries shall not contract, assume or suffer to exist any Indebtedness (including, without limitation, any Guaranties), except:

            (a) Indebtedness under the Credit Documents;

            (b) unsecured intercompany loans and advances from the Borrower to any of its Subsidiaries and unsecured intercompany loans and advances from any of such Subsidiaries to the Borrower or any other Subsidiaries of the Borrower, provided that the Borrower will not make any loans or advances to e^2;

            (c) Capitalized Lease Obligations and purchase money Indebtedness on assets acquired in an aggregate amount not to exceed $250,000 at any one time outstanding; and

            (d) existing Indebtedness as disclosed on the Borrower's consolidated financial statements for the fiscal quarter ending September 30, 1998, as renewed, extended or refinanced from time to time; provided that the amount of such Indebtedness shall not be increased, the interest rate payable or accrued thereon shall not be increased, the scheduled payments thereon shall not be increased, the maturity date thereof shall not be made sooner in time and any other terms thereof shall not be amended so as to be more onerous than the terms hereof unless approved by the Lender in his sole discretion.

      Section 6.15 Loans, Advances and Investments. The Borrower and its Subsidiaries shall not lend money or make advances to any Person, or purchase or acquire any stock, indebtedness, obligations or securities of, or any other interest in, or make any capital contribution to, any Person (any of the foregoing, an "Investment") other than:

            (a) Investments in Cash Equivalents;

            (b) receivables owing to the Borrower or its Subsidiaries created or acquired in the ordinary course of business and payable on customary trade terms of the Borrower or such Subsidiary and in compliance with the requirements of Section 6.17;

            (c) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (d) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases;

            (e) as permitted by Section 6.14(b); and

            (f) loans in the ordinary course of business to employees of the Borrower or any of its Subsidiaries, provided that all such loans shall not exceed $25,000 at any one time outstanding.

      Section 6.16 Capital Expenditures. The Borrower shall not make any Capital Expenditures in excess of $____________ in any twelve (12) month period without the prior written consent of the Lender in his sole discretion.

      Section 6.17 Transfer of Assets. The Borrower and its Subsidiaries shall not permit any sale, transfer, conveyance, assignment or other disposition of any asset of the Borrower or any of its Subsidiaries except:

            (a) transfers of inventory, equipment and other assets in the ordinary course of business;

            (b) the retirement or replacement of assets (with assets of equal or greater value) in the ordinary course of business; and

            (c) transfers of any assets among the Borrower and any of its Subsidiaries provided that no transfers of assets may be made to e2.

      Section 6.18 Transactions with Affiliates. Except as otherwise specifically permitted herein, the Borrower and its Subsidiaries shall not enter into or be a party to any material transaction or arrangement or series of related transactions or arrangements which in the aggregate would be material with any Affiliate of such Person, including without limitation, the purchase from, sale to or exchange of property with or the rendering of any service by or for, any Affiliate, except pursuant to the reasonable requirements of such entity's business and upon fair and reasonable terms no less favorable to such entity than would be able to be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

      Section 6.19 Compliance with Laws. The Borrower and its Subsidiaries shall conduct their businesses and otherwise be in compliance in all material respects with all applicable laws, regulations, ordinances and orders of all governmental, judicial and arbitral authorities applicable to them and shall obtain and maintain all necessary permits, licenses and other authorizations necessary to conduct their businesses and own and operate their properties.

      Section 6.20 Royalties. The Borrower or Logic Labs will pay timely all royalties owing to Smallwood under the Royalty Agreement. Neither the Borrower nor Logic Labs shall amend, supplement or resale the Royalty Agreement without the consent of the Lender in his sole discretion.

      Section 6.21 Corporate Governance Documents. Neither the Borrower nor any of its Subsidiaries shall amend its corporate governance documents in any manner materially disadvantageous to the Lender.

SECTION 7. EVENTS OF DEFAULT AND REMEDIES.

      Section 7.1 Events of Default. Any one or more of the following shall constitute an Event of Default:

            (a) default by the Borrower in the payment of the principal amount of any Loan or any interest thereon or any fees payable hereunder or any other Credit Document on the date when due;

            (b) default by the Borrower in the observance or performance of any covenant agreement or obligation set forth in (i) Sections 6.6(e) (ii) or
      (iii), 6.10, 6. 11 or 6. 16 of this Agreement, or (ii) in either the Note, the First Additional Warrant, the Second Additional Warrant or the Registration Rights Agreement;

            (c) default by any Credit Party in the observance or performance of any provision hereof or of any other Credit Document not mentioned in (a) or (b) above, which is not remedied within thirty (30) days after the earlier of (i) such default or event of default first becoming known to any officer of the Borrower, or (ii) notice to the Borrower by the Lender of the occurrence of such default or event of default;

            (d) any representation or warranty made or deemed made herein, in any other Credit Document or in any financial or other report or document furnished in compliance herewith or therewith by the Borrower or any of its Subsidiaries proves untrue in any material respect as of the date of the issuance or making, or deemed issuance or making thereof;

            (e) default occurs in the payment when due (after any applicable grace period) of Indebtedness of the Borrower or any of its Subsidiaries to another Person, or the occurrence of any other default, which with the passage of time or notice would permit the holder or beneficiary of such Indebtedness, or a trustee therefor, to cause the acceleration of the maturity of any such Indebtedness or any mandatory unscheduled prepayment, purchase, or other early funding thereof;

            (f) the Borrower or any of its Subsidiaries (i) has entered involuntarily against it an order for relief under the United States Bankruptcy Code or a comparable action is taken under any bankruptcy or insolvency law of another country or political subdivision of such country; (ii) generally does not pay, or admits its inability generally to pay, its debts as they become due; (iii) makes a general assignment for the benefit of creditors; (iv) applies for, seeks, consents to, or acquiesces in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property; (v) institutes any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code or any comparable law, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of any such proceeding filed against it; (vi) makes any board of directors resolution in direct furtherance of any matter described in clauses (i)-(v) above; or
      (vii) fails to contest in good faith any appointment or proceeding described in Section 7.1(f);

            (g) a custodian, receiver, trustee, examiner, liquidator or similar official is appointed for the Borrower or any of its Subsidiaries or any substantial part of its property, or a proceeding described in Section 7.l(f)(v) is instituted against the Borrower or any of its Subsidiaries, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days;

            (h) the Borrower or any of its Subsidiaries fails within thirty (30) days (or such earlier date as any steps to execute on such judgment or order take place) to pay, bond or otherwise discharge, or to obtain an indemnity against on terms and conditions satisfactory to the Lender in its sole discretion, any one or more judgments or orders for the payment of money in excess of $25,000 in the aggregate which is uninsured or underinsured by at least such amount (provided that there is adequate assurance, in the sole discretion of the Lender, that the insurance proceeds attributable thereto shall be paid promptly upon the expiration of such time period or resolution of such proceeding), which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution;

            (i) the Borrower or any of its Subsidiaries fails to pay when due an amount aggregating in excess of $25,000 that it is liable to pay to the PBGC or to a Plan under Title IV of ERISA; or a notice of intent to terminate a Plan having Unfunded Vested Liabilities of the Borrower or any of its Subsidiaries in excess of $250,000 (a "Material Plan") is filed under Title IV of ERISA; or the PBGC institutes proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan; or a proceeding is instituted by a fiduciary of any Material Plan against the Borrower or any of its Subsidiaries to collect any liability under Section 515 or 4219(c)(5) of ERISA and such proceeding is not dismissed within thirty (30) days thereafter; or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

            (j) the Borrower, any Guarantor, e^2 or any Person acting on behalf of the Borrower, any Guarantor or e^2 or any governmental, judicial or arbitral authority challenges the validity of any Credit Document or any Person's obligations thereunder, or any Credit Document ceases to be in full force and effect in all material respects or ceases to give to the Lender the rights, powers and Liens purported to be granted in its favor thereby in all material respects;

            (k) any Person or two or more Persons acting in concert (other than the Lender or any Affiliate of the Lender) shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing fifty percent (50%) or more of the combined voting power of all outstanding securities of the Borrower entitled to vote in the election of directors or a majority of the directors of the Board of Directors of the Borrower on the Effective Date shall fail to constitute a majority of the Board of Directors at any time other than as a result of any directors nominated by the Lender;

            (l) a default or an event of default shall occur under the Royalty Agreement; and

            (m) a default or an event of default shall occur under the Voting Agreement.

      Section 7.2 Non-Bankruptcy Defaults. When any Event of Default other than those described in subsections (f) or (g) of Section 7. 1 with respect to the Borrower has occurred and is continuing, the Lender may, by notice to the Borrower (i) terminate the remaining Revolving Commitment and all other obligations of the Lender hereunder on the date stated in such notice (which may be the date thereof); (ii) declare the principal of and the accrued interest on the Note to be forthwith due and payable and thereupon the Note, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind, including, without limitation, notice of intent to accelerate and notice of acceleration, each of which is expressly waived by the Borrower; and (iii) convert all or any portion of the outstanding principal amount of the Loans into common stock of the Borrower pursuant to the terms and conditions of the Note.

      Section 7.3 Bankruptcy Defaults. When any Event of Default described in subsections (f) or (g) of Section 7.1 has occurred and is continuing with respect to the Borrower, then (i) the Note shall immediately become due and payable together with all other amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, each of which is expressly waived by the Borrower; and (ii) all obligations of the Lender to extend further credit pursuant to any of the terms hereof shall immediately terminate.

      Section 7.4 Application of Proceeds. After the occurrence of and during the continuance of an Event of Default, any payment to the Lender hereunder or from the proceeds of any Collateral or cash Collateral shall be applied as the Lender shall elect in its sole discretion.

SECTION 8. MISCELLANEOUS.

      Section 8.1 No Waiver of Rights. No delay or failure on the part of the Lender, or on the part of the holder or holders of the Note, in the exercise of any power, right or remedy under any Credit Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power, right or remedy. To the fullest extent permitted by applicable law, the powers, rights and remedies under the Credit Documents of the Lender and the holder or holders of the Note are cumulative to, and not exclusive of, any rights or remedies any of them would otherwise have.

      Section 8.2 Non-Business Day. If any payment of principal or interest on any Loan or of any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such Loan or other Obligation bears for the period prior to maturity shall continue to accrue in the manner set forth herein on such Obligation from the stated due date thereof to and including the next succeeding Business Day on which the same shall be payable.

      Section 8.3 Documentary Taxes. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable with respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and regardless whether any credit is then in use or available hereunder.

      Section 8.4 Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as the Borrower have any Obligation hereunder or the Revolving Commitment is in effect.

      Section 8.5 Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of, and throughout the continuance of, any Default or Event of Default, the Lender and each subsequent holder of any of the Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower, any Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Indebtedness at any time held or owing by the Lender or that subsequent holder to or for the credit or the account of the Borrower, whether or not matured, against and on account of the obligations and liabilities of the Borrower to the Lender or that subsequent holder under the Credit Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Credit Documents, irrespective of whether or not (i) the Lender or that subsequent holder shall have made any demand hereunder, or (ii) the principal of or the interest on the Loans or the Note and other amounts due hereunder shall have become due and payable hereunder and although said obligations and liabilities, or any of them, may be contingent or unmatured.

      Section 8.6 Notices. Except as otherwise specified herein, all notices under the Credit Documents shall be in writing (including cable, telecopy or telex) and shall be given to a party hereunder at its address, telecopier number or telex number set forth below or such other address, telecopier number or telex number as such party may hereafter specify by notice to the Lender or the Borrower, as applicable, given by courier, overnight delivery, United States certified or registered mail or telegram or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Credit Documents shall be addressed to the Lender and to the Borrower as follows:

            Horace T. Ardinger, Jr.
            9040 Governor's Row
            Dallas, Texas 75356
            Telephone: (214) 631-9830
            Fax No.:   (214) 634-1270
            with a copy to:

            Gardere & Wynne, L.L.P.
            Attention: M. Douglas Adkins
            1601 Elm Street, Suite 3000
            Dallas, Texas 75201-4761
            Telephone: (214) 999-3000
            Fax No.:   (214) 999-4667

            and

            Elgin Technologies, Inc.
            Attention: Mr. William Mosconi
            12 Executive Drive
            Hudson, New Hampshire 03051
            Telephone: (603) 598-4700
            Fax No.:   (603) 598-8814

            with a copy to:

            Lev, Berlin & Dale, P.C.
            Attention: Mr. Duane Berlin
            535 Connecticut Avenue
            Norwalk, Connecticut 06854
            Telephone: (203) 838-8500, x15
            Fax No.:   (203) 854-1652

      Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 9.7 and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by telex, when such telex is transmitted to the telex number specified in this Section 9.7 and the answer back is received by sender, (iii) if given by courier or overnight delivery, when delivered, (iv) if given by mail, five (5) days after such communication is deposited in the mail, registered with return receipt requested, addressed as aforesaid or (v) if given by any other means, when delivered at the addresses specified in this Section 9.7; provided that any notice given pursuant to
Section 2 shall be effective only upon receipt and, provided further, that any notice that but for this provision would be effective after the close of business on a Business Day or on a day that is not a Business Day shall be effective at the opening of business on the next Business Day.

      Section 8.7 Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same Agreement.

      Section 8.8 Successors and Assigns. This Agreement shall be binding upon the Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lender and their respective successors and assigns, including any subsequent holder of any of the Note. The Borrower may not assign any of its rights or obligations under any Credit Document without the consent of the Lender.

      Section 8.9 Participations in Borrowings and Note; Transfers of Borrowings and Note.

            (a) The Lender may at any time sell to one or more Persons ("Participants"), participating interests in any Borrowing owing to the Lender, the Note, the Revolving Commitment or any other interest of the Lender hereunder, provided that the Lender shall not transfer, grant or assign any participation under which the Participant shall have rights to vote upon or consent to any matter to be decided by the Lender hereunder or under any Credit Document or approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) increase the amount of the Lender's Revolving Commitment and such increase would affect such Participant, (ii) reduce the principal of, or interest on, the Lender's Loans, or any fees or other amounts payable to the Lender hereunder and such reduction would affect such Participant, or (iii) postpone any date fixed for any scheduled payment of principal of, or interest on, the Lender's Loans, or any fees or other amounts payable to the Lender hereunder and such postponement would affect such Participant. In the event of any such sale by the Lender of participating interests to a Participant, the Lender's obligations under this Agreement to the Borrower shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, the Lender shall remain the holder of the Note for all purposes under this Agreement and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement. The Borrower agrees that if amounts outstanding under this Agreement and the Note are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and the Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or the Note.

            (b) The Lender may sell all or any part of its rights and obligations under this Agreement and the Note to one or more other Persons at any time. If any such sale occurs, the purchasing Lender shall be considered for all purposes as a Lender hereunder.

      Section 8.10 Amendments. Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Lender.

      Section 8.11 Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

      Section 8.12 Legal Fees. Other Costs and Indemnification. The Borrower, upon demand by the Lender, agrees to pay the reasonable fees and disbursements of legal counsel to the Lender in connection with the preparation and execution of the Credit Documents, any amendment, waiver or consent related thereto, whether or not the transactions contemplated therein are consummated, any Default or Event of Default by the Borrower hereunder and any enforcement of any of the Credit Documents. The Borrower further agrees to indemnify the Lender, his Affiliates and their respective directors, officers, shareholders, employees, representatives and attorneys (collectively, the "Indemnified Parties"), against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable attorneys' fees and other reasonable expenses of litigation or preparation therefor, whether or not the Indemnified Party is a party thereto) which any of them may pay or incur arising out of or relating to (i) any Credit Document, the Loans or the application or proposed application by any of the Borrower of the proceeds of any Loan, REGARDLESS OF WHETHER SUCH CLAIMS OR ACTIONS ARE FOUNDED IN WHOLE OR IN PART UPON THE ALLEGED SIMPLE, SOLE OR CONTRIBUTORY NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES AND/OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES OR ATTORNEYS, (ii) any investigation of any third party or any governmental authority involving the Lender and related to any use made or proposed to be made by the Borrower of the proceeds of the Borrowings, or any transaction financed or to be financed in whole or in part, directly or indirectly with the proceeds of any Borrowing, and (iii) any investigation of any third party or any governmental authority, litigation or proceeding, related to any environmental cleanup, audit, compliance or other matter relating to any Environmental Law or the presence of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental
Law) with respect to any of the Borrower, regardless of whether caused by, or within the control of, any of the Borrower; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any of the foregoing arising out of such Indemnified Party's gross negligence or willful misconduct. The Borrower, upon demand by the Indemnified Party at any time, shall reimburse the Indemnified Party for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is excluded from indemnification pursuant to the provisions of the foregoing sentence.

      Section 8.13 Governing Law: Submission to Jurisdiction: Waiver of Jury
Trial: Arbitration.

            (a) This Agreement and the other Credit Documents, and the rights and duties of the parties thereto, shall be construed in accordance with and governed by the internal laws of the State of Texas.

            (b) THE LENDER AND THE BORROWER EACH HEREBY WAIVES ITS RIGHT TO RESOLVE DISPUTES, CLAIMS, AND CONTROVERSIES ARISING FROM THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR ANY MATTER IN CONNECTION THEREWITH, INCLUDING, WITHOUT LIMITATION, CONTRACT DISPUTES AND TORT CLAIMS, THROUGH ANY COURT PROCEEDING OR LITIGATION AND ACKNOWLEDGES THAT ALL

      SUCH DISPUTES, CLAIMS AND CONTROVERSIES SHALL BE RESOLVED PURSUANT TO THIS SECTION, EXCEPT THAT EQUITABLE RELIEF AND CERTAIN OTHER RIGHTS AND REMEDIES SET FORTH BELOW MAY BE SOUGHT FROM ANY COURT OF COMPETENT JURISDICTION. THE BORROWER REPRESENTS TO THE LENDER AND THE LENDER REPRESENTS TO THE BORROWER THAT THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH AND UPON ADVICE OF ITS COUNSEL AND IS A MATERIAL PART OF THIS AGREEMENT. ALL SUCH DISPUTES, CLAIMS AND CONTROVERSIES SHALL BE RESOLVED BY BINDING ARBITRATION PURSUANT TO THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in Dallas, Texas or at any other place selected by mutual agreement of the Lender and the Borrower. No act to take or dispose of any collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including exercising the right of set-off, or taking or disposing of such property with or without judicial process pursuant to the Uniform Commercial Code. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The federal arbitration act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

            (c) To the fullest extent permitted by applicable law, each party hereto agrees that any court proceeding or litigation permitted by Section
      8. 13(b) may be brought and maintained in the courts of the State of Texas sitting in Dallas County or the United States District Court for the Northern District of Texas. To the fullest extent permitted by applicable law, the Borrower hereby expressly and irrevocably submits to the jurisdiction of the courts of the State of Texas and the United States District Court for the Northern District of Texas for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation. To the fullest extent permitted by applicable law, the Borrower further irrevocably consents to the service of process, by registered mail, postage prepaid, or by personal service within or without the state of Texas. To the fullest extent permitted by applicable law, the Borrower hereby expressly and irrevocably waives any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives to the fullest extent permitted by applicable law, such immunity in respect of its obligations under this Agreement and the other Credit Documents.

            (d) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY (BY THEIR ACCEPTANCE HEREOF) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING PERMITTED BY SECTION 8.13(B) AND WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, ANY OTHER RELATED DOCUMENT OR ANY RELATIONSHIP BETWEEN THE LENDER, THE BORROWER AND/OR ANY GUARANTOR, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR DISPUTE SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDER TO PROVIDE THE LOANS AND THE LETTERS OF CREDIT.

      Section 8. 14 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 8.15 Effective Date. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower and the Lender have each signed and delivered such document.

      Section 8.16 Notice. The Credit Documents constitute the entire understanding among the Borrower and the Lender and supersede all earlier or contemporaneous agreements, whether written or oral, concerning the subject matter of the Credit Documents. THIS WRITTEN AGREEMENT TOGETHER WITH THE OTHER CREDIT DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THIS WRITTEN

AGREEMENT REPRESENTS TILE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                                        BORROWER:

                                        ELGIN TECHNOLOGIES, INC.


                                        By: /s/ Mosconi
                                           -------------------------------------
                                        Name: Mosconi
                                             -----------------------------------
                                        Title: President & CEO
                                              ----------------------------------

                                        LENDER:

                                        HORACE T. ARDINGER, JR.


                                        /s/ [ILLEGIBLE]
                                        ----------------------------------------

                                  SCHEDULE 5.4

                               LIST OF LITIGATION

                                    [TO COME]

                                  SCHEDULE 5.11

                                 CAPITALIZATION

                        ELGIN COMMON STOCK                     FINAL (7/6/98)

         PRIMO IANIERI                              2,999,122
         DIANNE TONER                                  62,745
         VALERIE IANIERI                               31,272
         DEBORAH ANTIPIN                               31,372
         MICHAEL lANERI                                31,372
         RICHARD AUDET                                 94,117
                                                    ---------
         TOTAL ELGIN INSIDERS                       3,250,000

         ROBERT SMALLWOOD                           2,000,000

PUBLIC FLOAT (SEE 15 C-2)
              AMY MOLL                                    12,000
              HOWARD MOLL                                 12,000
              EDWARD DASCHER                              12,000
              ED BART                                      3,600
              LAWRENCE CATUSI                              3,600
              SANDRA CATUSI                                3,600
              JEFFREY COLE                                 2,400
              MARCI DIAZ                                   3,800
              VINCENT ESPOSITO                             1,200
              GERALD EPSTEIN                               2,400
              DANTE FIGINI                                 3,600
              CLARA FONT                                  13,000
              HARVEY FREUND                                1,200
              BARRY FRIEDMAN                               2,400
              DON GANN                                     1,200
              DORA GLASSMAN                                3,600
              DAVID GOLDENBERG                             3,000
              JEFFREY GOLDENBERG                           7,200
              JULIA GOLDENBERG                             3,800
              LEON GOLDENBERG                              3,600
              MARK GOLDENBERG                              3,600
              REGINA GOLDENBERG                            3,600
              TINA GOLDENBERG                              3,600
              MARVIN GOLDSTEIN                             2,400
              ELLEN HUGHES                                 3,600
              JENNIFER MARCHAND                           12,000
              JACK MATALON                                 1,200
              DEBRA MAY                                   18,000
              AMY MOLL                                    18,000
              HOWARD MOLL                                  6,000
              MORRIS MONSEHEIN                             2,400
              ELENA OCHBERG                               18,000
              ANGELIQUE PIREZZI                            3,600
              JOSEPH TISCHLER                              1,200
              IDA ZEIDENWEBBER                             2,400
              PHILIP DASCHER                             396,000
                                                         -------
              TOTAL FREE TRADING                       [ILLEGIBLE]

              PRIMO IANIERI                                150,000
              WILLIAM MOSCONI                               75,000
              GERARD MOSCONI                                65,000
              JOHN NAGY                                     45,000
              WALTER SULLIVAN                               25,000
              OTHER EMPLOYEES                              145,000
              DUANE BERLIN                                  15,000
              ERIC DALE                                     15,000
              H T ARDINGER                               2,333,333
              LEWIS KUNIGEL                                100,000
              PETER BORDES, SR (CONVERSION)                 50,000
              PETER BORDES, SR (LOAN GUARANTEE:ASCOM)       50,000
              GREATER MEDlA                                152,000
              STANHOPE CAPITAL                              50,000
              MASON CABOT (M & A: LOGIC & CSC)              45,000
              MASON CABOT (M & A: WARREN)                  105,000
              JAY PATEL                                      4,125
              MASON CABOT & AFFILIATES (STOCK COMP)        405,482
              OPTION II CONVERTED DEBTHOLDERS
                     REM ELECTRONICS                       226,182
                     CGL                                    36,878
                     AMERICAN ELECTRIC CABLE                38,138
              PHIL PASCARELLI                              163,334
                                                         ---------
              TOTAL                                      4,296,282


              PREVIOUS TOTALS                           10,145,082
              TOTAL $1 CASHLESS WARRANTS                 6,875,000
              TOTAL $3 CASHLESS WARRANTS                   890,342
              BRIDGEHOLDERS CONVERSION                     321,875
                                                        ----------
              GRAND TOTAL SHARES OUTSTANDING            18,032,899


              ARDINGER'S WARRANTS ($3 TO BE PAID IN)       300,000
              PRIMO IANIERI ($1 TO BE PAID IN)             221,966
              MASON CABOT'S WARRANTS ($1 TO BE PAID IN)    496,034
              V PATEL'S WARRANTS ($1 TO BE PAID IN)         50,000
              MASON CABOT'S WARRANTS ($3 TO BE PAID IN)     90,000
              REM ELECTRONICS ($3 TO BE PAID IN)            75,000
              CGL ($3 TO BE PAID IN)                        10,000
              AMERICAN ELECTRIC CABLE ($3 TO BE PAID IN)    10,000
                                                         ---------
              TOTAL ADDITIONAL DILUTION                  1,253,000

              FULLY DILUTED                             [ILLEGIBLE]

                                     Sheet 1

($1.00 Warrant)                   ELGIN E2, INC                     12/30/97

                                PRIVATE PLACEMENT

  CERT #    NAME                    STATE                    WARRANTS
  ------    ----                    -----                    --------
    217     A ANDERSON              FL                      $  10,000
    236     A ANDERSON              FL                      $   5,000
    221     R KOFF                  NY                      $  15,000
    205     F KASSNER               NJ                      $ 100,000
    220     F KASSNER               NJ                      $ 100,000
    219     R MACK                  NY                      $  10,000
    201     L NIGHT                 OH                      $ 100,000
    303     CONCEPT                 VA                      $ 100,000
    240     H DAVIS                 FL                      $  10,000
    208     L FREEDMAN              FL                      $  80,000
    214     L FREEDMAN              FL                      $  10,000
    200     FREEDMAN IRA            FL                      $ 100,000
    203     J FRANZ                 NY                      $  20,000
    218     P SABO                  FL                      $  10,000
    232     P SABO                  FL                      $   5,000
    211     R REGAN                 CA                      $  50,000
    231     H AL-ALAMI              VA                      $ 100,000
    207     M BOCK                  NJ                      $  10,000
    226     P BORDES JR             NY                      $ 250,000
    202     S NESS                  NY                      $  50,000
    233     S NESS                  NY                      $  50,000
    230     T DONNELLY              NY                      $  50,000
    244     M ROSENBAUM             NY                      $  50,000
    241     T DEMERE                NY                      $  25,000
    260     H GLICKER               NY                      $  30,000
    282     D GLICKER               NY                      $  10,000
    283     S GLICKER               NY                      $  10,000
    213     H GRAF                  NY                      $  50,000
    248     B SLY IRA               NY                      $ 150,000
    245     D WASH                  NY                      $  15,000
    229     R HILDRETH              FL                      $  50,000
    246     P PASCARELLI            NY                      $  50,000
    222     M KOFF                  NY                      $  15,000
    204     F POLK                  NY                      $  50,000
    269     M ROWAN                 TX                      $  25,000
    249     S WASSERSTRUM           FL                      $  30,000
    243     J ALBANESE              NY                      $  10,000
    279     B HElM                  IL                      $  60,000
    258     B HElM                  IL                      $  50,000
    223     N GERBINO               NY                      $  50,000
    247     DR MALAMPATI            NY                      $  10,000
    242     G DEMARU                NY                      $   5,000
    253     MRS INVESTMENTS         NY                      $  50,000
    267     RIDGELAND               VA                      $ 100,000
    234     HT ARDINGER             TX                      $ 500,000
    235     M ARDINGER              TX                      $ 250,000
    239     V PATEL                 NC                      $ 400,000

                                     Sheet 1


    262     Z PATEL                NC                      $  450,000
    263     Z PATEL                NC                      $  200,000
    238     HOOVER                 IN                      $   25,000
    284     HOOVER                 IN                      $  100,000
    280     P BORDES JR            NY                      $1,000,000
    252     P BORDES JR            NY                      $1,000,000
    237     B JAMES SOHO           NY                      $   50,000
    250     JON LEE                NY                      $   25,000
    251     J FAWBERT              GB                      $   50,000
    260     W PHARES               NJ                      $   10,000
    255     A PRAEGER              NY                      $   15,000
    256     E GAYDOS               NY                      $    7,000
    271     MAXIM                  NZ                      $   10,000
    257     B VERDICCHIO           NZ                      $   10,000
    272     MOANA MANAGE           NZ                      $   45,000
    261     S HARGREAVES           NZ                      $    6,000
    259     T SULLIVAN             CT                      $   25,000
    273     S KENNEDY              NZ                      $   10,000
    274     M GOODWIN              NZ                      $    3,000
    275     M WHITWORTH            NZ                      $    7,000
    276     G KERR                 NZ                      $    4,000
    277     CEDER CAPITAL          NZ                      $   15,000
    278     ROUND HILL HOLD        NZ                      $  203,000
    281     GOTHAM                 NY                      $  100,000
    270     HARBER COVE LTD        NY                      $   25,000

                                   TOTAL                   $6,675,000

                                                         $3.00 CASHLESS WARRANTS

                                    Sheet 1

Cert #    Invester                     State        Warrant      Amount       Date   Wire/Check
      601 Neal & Janine Wells           CA           9,000       27,000    12/31/97
      602 Janine Wells                  CA           3,000        9,000    12/31/97
      603 Neal Wells                    CA           3,000        9,000    12/31/97
      604 R. Hutton                     NZ           2,000        8,000     1/21/98  Check
      605 H. Burns                      CA          50,000      150,000     1/23/98  Check
      606 A. Llsyansky                  NY           5,000       15,000     1/22/98  Check
      607 Robert W. Gardner             CA           5,000       15,000     1/22/98  Check
      608 Simon John Botherway                      10,000       30,000     12/8/97  Wire
      609 Profit Sharing Trust F/B/O Harvey GI      15,000       45,000     12/1/97
      610 Solomon Klotz                             75,000      225,000     12/8/97  Check
      611 Allan Zarkin                               6,000       18,000    12/23/97
      612 Gerald Franz                               3,000        9,000    12/23/97
      613 Robert Hildreth Jr.                       16,000       48,000    12/10/97
      614 Dr. Margaret Verhery                    33333.33      100,000     12/7/97
      615 William H. Gregory Jr.                    25,000       75,000     12/4/97  Wire
      616 R.H. & P.S. Gregory                       25,000       75,000     12/4/97  Wire
      617 Mr. & Mrs. Gregory                        16,667       50,001     12/4/97  Wire
      618 Hay Trust                                  3,000        9,000    12/11/97
      619 Karl Burtscher                          33333.33      100,000     12/8/97
      620 Alica V. Hildreth                          4,000       12,000    12/10/97
      621 Michael J. Resnick            NY          15,000       45,000    12/26/97  Check
      622 Richard E. Pittman            FL           8,000       24,000    12/29/97  Check
      623 David Gordon MD               IA          10,000       30,000      1/9/97  Check
      624 R. O'Connor IRA               CA               0            0    12/31/97  VOID TO 624A
624A      R. O'Connor IRA               CA          10,000       30,000
      625 Marvin Kobori                 CA          10,000       30,000    12/31/97
      626 Lawrence Goldman              NY          10,000       30,000     1/12/97
      627 Eugene & Patty Cronin         CA          11,000       33,000    12/31/97
      628 Alice Atkinson                GA          10,000       30,000      1/6/98
      629 Helen S. Sly                  CT               0            0      1/6/98  VOID TO 629A+B
629A      Helen S. Sly                  CT           5,000       15,000
629B      KATHRYN DANDO                 VA           5,000       15,000
      630 Leah Weinstein                CA           3,500       10,500      29-Jan  Check
      631 Ben Weinstein                 CA           3,500       10,500     1/29/98  Check
      632 Richard Weinstein             CA          18,000       54,000     1/29/98  Check
      633 Kathleen Cullen               MD           5,433       18,300      3/5/98
      634 Kirsten Hoekman IRA           NY          13,333       40,000      3/6/98  Wire
      635 Kirsten Hoekman               NY          13,333       40,000      3/6/98  Wire
      636 Nelson A. Sly                 CT               0            0      2/6/98  Wire      VOID TO 6
636A      NELSON A. SLY IRA             CT          27,000       81,000
      637 Chandu Patel                  NC          42,000      126,000     2/10/98  Wire
      638 Cedar Capital                 NZ          50,000      150,000
      639 M. Resnick                    NY          15,000       45,000     3/11/98  Check
      640 S. Mallempati                 MA           5,000       15,000     3/10/98  Check
      641 L. Turel                      FL           5,000       15,000      3/9/98  Check
      642 Charles XUE                   NY           8,000       24,000     3/11/98  Check
      651 Stephen Kennard               NY           8,000       24,000     3/11/98
      653 Robert Gregory                MS               0            0 VOID TO 853A,B,C
653A      R & P GREGORY                 MS          15,000       45,000
653B      PATRICIA GREGORY              MS          10,000       30,000

                                    Sheet 1

653C      William H. Gregory Jr.        MS         15,000        45,000
      654 Robert Hildreth Jr.           FL         25,000        75,000
      655 Chandu Patel                  VA          5,000        15,000
      656 B. Rodriguez                                  0             0  VOID TO 656A
656A      BEN & KIM RODRIGUEZ                      17,000        51,000
      657 John Kinder                   UK         25,000        75,000
      658 J. Walls Profit Sharing       CA         15,000        45,000
      659 K. Kolich                     OH          5,500        16,500
      660 Tasman Trust                  NZ          5,000        15,000
Note      Cedar Capital                 NZ         63,334       190,000
Note      Cedar Capital                 NZ         22,075        56,224
      661 J. Patel                      VA              0             0  Void to 661A
661A      D. STEVEN DEFRIEST            NY         10,000        30,000
          B. Patterson                  NZ          1,000         3,000  warrant not done yet
          D. Morgan                     NY          3,000         9,000  warrant not done yet
                                                  -------     ---------
                                                  880,342     2,671,025

          REVISED 5/5/98

                                    Sheet 1

ELGIN BRIDGE LOAN RECAP


   NAME               LOAN AMOUNT                   DATE        WARRANTS

P. BORDES SR.*        *                           3/13/96      CONVERTED
C. CARTER             $   25,000.00               10/8/96          6,250
M. COSTANZA           $   37,500.00               5/30/96          9,375
J. EDMOND             $   25,000.00              10/14/96          6,250
T. FRYSTOCK           $  100,000.00                2/7/96         25,000
M. VON GERKHAN        $  150,000.00               6/21/96         37,500
                                                  9/20/96
A. HANDELL            $   25,000.00               3/28/96          6,250
W. HEIM               $  100,000.00               6/10/96         25,000
K. HOEKMAN            $   25,000.00                5/9/96          6,250
J. HOOVER             $  100,000.00               2/12/96         25,000
F.N. HUNTER           $   50,000.00               3/27/96         12,500
                      $   50,000.00                5/5/96         12,500
F. KHAWAM             $   75,000.00               4/30/96         18,750
H. LAL                $   25,000.00               8/21/96          6,250
L. GOPAL              $   25,000.00               8/21/96          6,250
J. LEIMSIDER          $   25,000.00               8/26/96          6,250
J. PATEL              $   25,000.00               8/23/97          1,250
N. Glewwe             Bought from J. Patel                         4,000
B. Surpezenski        Bought from J. Patel                         1,000
S. PATEL              $   25,000.00                9/3/96          6,250
SURESH PATEL          $   25,000.00               8/23/96          6,250
R. REGAN              $   25,000.00               2/29/96          6,250
S. & C. REYNOLDS      $   25,000.00                5/4/96          6,250
B. TABB               $   50,000.00               5/26/96         12,500
                                                  3/26/96
J. WEBB               $   25,000.00               4/20/96          6,250
R. THOMAS             $   50,000.00                7/1/96         12,500
S. TAL                $   75,000.00               9/20/96         18,750
RIDGELAND             $   50,000.00               6/13/96         12,500
N. HUKKAWALA          $   25,000.00               6/25/96          6,250
CONCEPT MINING        $   50,000.00               6/13/96         12,500
TOTALS                $1,287,500.00                              321,875


                                     Page 1